Exhibit 99.1

News Release

EGAIN ANNOUNCES FINANCIAL RESULTS FOR THE MARCH 2004 QUARTER

SUNNYVALE, Calif. (May 6, 2004)—eGain Communications Corporation (OTC: EGAN.OB), a leading provider of customer service and contact center software, today announced financial results for the third quarter of fiscal year 2004.

Revenue for the quarter ended March 31, 2004 was $5.2 million, a 3% increase from the quarter ended December 31, 2003 and unchanged from the comparable year-ago quarter. Gross profit for the quarter ended March 31, 2004, was $3.2 million, a gross margin of 60%, compared with a gross profit of $2.6 million, or a gross margin of 50% for the same period a year ago.

“We are pleased with our consistent performance in the March quarter,” said Ashutosh Roy, Chief Executive Officer. “We grew our revenue sequentially over the December 2003 quarter in what has been a historically soft quarter for us and decreased our net loss by more than half when compared to the year-ago quarter.” During the quarter, the company acquired 6 new customers and expanded its business with several existing blue-chip clients. Among the new and existing customers were ABN-AMRO, Affiliated Computer Services Inc., Barclays, Centrica plc, Cox Enterprise, Dr. Leonard’s Healthcare Corp., eWorld Holdings Inc. and TRW Automotive.

Net loss before dividends on convertible preferred stock for the quarter ended March 31, 2004 was $952,000, compared with $2.5 million for the same period a year ago. Net loss applicable to common stockholders was $2.8 million, or $0.76 per share, compared with $4.2 million, or $1.14 per share, for the same period a year ago. The net loss applicable to common stockholders for the quarter ended March 31, 2004 included the following charges: accreted dividends on convertible preferred stock of $1.9 million, amortization of intangible assets and prepaid licenses of $593,000, depreciation of $213,000 and interest and taxes of $176,000.

Pro forma net income was $30,000 or $0.01 per share for the quarter ended March 31, 2004 compared to pro forma net loss of $44,000 or $0.01 per share for the same period a year ago. Pro forma net income figures exclude interest, taxes, depreciation, amortization, accreted dividends on convertible preferred stock and restructuring charges. A table reconciling the pro forma net income (loss) to GAAP net loss is included in the condensed consolidated financial statements in this release.

Total cash and cash equivalents at the end of the March 2004 quarter were approximately $5.6 million compared to approximately $3.7 million at the end of December 2003. Days sales outstanding in accounts receivable were 59 days as of March 31, 2004 compared with 58 days as of March 31, 2003.

During the March 2004 quarter, the company’s email management solution, eGain Email 6, received Aspect Communications’ certification of its integration with Aspect’s Enterprise Contact Server (ECS). This successful partnership between the two companies allows Aspect’s blue-chip customers to seamlessly extend their contact center channels with eGain’s best-in-class customer email management capability.

The company received a “promising” rating in the Gartner eService MarketScope Report published in the quarter, following the company’s “visionary” rating by Gartner in 2002 and 2003.

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income (loss) and pro forma net income (loss) per share measures, which are not in accordance with, nor are an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future periods. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain is a provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. eGain Service 6™, the company’s software suite, available licensed or hosted, includes integrated applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform ™ (eGain SMP™), designed to be a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

Headquartered in Sunnyvale, California, eGain has an operating presence in 18 countries and serves over 800 enterprise customers worldwide. To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646; Tokyo: 81-3-5778-7590.

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 29, 2003, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Anand Subramaniam 408-212-3506 PR@eGain.com	Investor Contact: 408-212-3448 IRegain@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2004	June 30, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,552	$4,407
Restricted cash	12	791
Accounts receivable, net	3,393	3,270
Prepaid and other current assets	2,151	2,897

Total current assets	11,108	11,365

Property and equipment, net	450	1,192
Goodwill, net	4,880	4,880
Intangible assets, net	289	1,204
Other assets	206	397

	$16,933	$19,038

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,172	$1,486
Accrued compensation	871	864
Accrued liabilities	1,491	1,918
Deferred revenue	3,881	4,333
Current portion of accrued restructuring	183	1,194
Current portion of bank borrowings	821	1,649
Current portion of notes payable	—	78
Current portion of capital lease obligations	13	15

Total current liabilities	8,432	11,537

Related party notes payable	6,376	1,964
Capital lease obligations, net of current portion	—	10
Accrued restructuring, net of current portion	1,273	1,203
Other long term liabilities	243	243

Total liabilities	16,324	14,957

Stockholders’ equity:
Cumulative convertible preferred stock	106,888	101,371
Common stock	4	37
Additional paid-in capital	208,584	213,620
Notes receivable from stockholders	(92)	(102)
Deferred stock compensation	—	(38)
Accumulated other comprehensive income (loss)	(239)	(185)
Accumulated deficit	(314,536)	(310,622)

Total shareholders’ equity	609	4,081

	$16,933	$19,038

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Revenue:
License	1,271	983	3,315	4,619
Support and Services	3,949	4,240	11,568	12,098

Total revenue	5,220	5,223	14,883	16,717
Cost of license	383	443	1,281	1,329
Cost of support and services	1,686	1,929	4,921	7,072
Cost of revenue—acquisition related	—	227	—	827

Gross profit	3,151	2,624	8,681	7,489

Operating costs and expenses:
Research and development	598	1,381	2,323	4,695
Sales and marketing	2,167	1,840	6,303	7,538
General and administrative	822	1,007	2,670	3,670
Amortization of other intangible assets	302	327	914	1,001
Amortization of deferred compensation	—	31	—	136
Restructuring	—	512	167	274

Total operating costs and expenses	3,889	5,098	12,377	17,314

Loss from operations	(738)	(2,474)	(3,696)	(9,825)
Non-operating income (expenses)	(214)	9	(218)	205

Net loss	$(952)	$(2,465)	$(3,914)	$(9,620)
Dividends on convertible preferred stock	(1,867)	(1,727)	(5,517)	(5,143)

Net loss applicable to common stockholders	$(2,819)	$(4,192)	$(9,431)	$(14,763)

Per share information:
Basic and diluted net loss per common share	$(0.76)	$(1.14)	$(2.56)	$(4.03)

Weighted average shares used in computing basic and diluted net loss per common share	3,692	3,665	3,685	3,663

Supplemental information:
Non-GAAP financial measures and reconciliation
Net loss applicable to common stockholders	(2,819)	(4,192)	(9,431)	(14,763)
Less: Amortization of other intangible assets	302	554	914	1,828
Amortization of deferred compensation	—	31	—	136
Amortization of prepaid licenses	291	376	933	1,049
Depreciation	213	872	937	3,274
Dividends on convertible preferred stock	1,867	1,727	5,517	5,143
Interest and Tax	176	76	434	227
Restructuring costs	—	512	167	274
Costs associated with employee transfers to India	—	—	—	88

Pro forma net income / (loss):	30	(44)	(529)	(2,744)

Basic and diluted pro forma net income / (loss) per common share	$0.01	$(0.01)	$(0.14)	$(0.75)